                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 10-Q for Verio Inc. of our report dated September 17, 1997 on our audits of the financial statements of Hiway Technologies, Inc. as of December 31, 1996 and for the period from April 6, 1995 (date of inception) to December 31, 1995 and the year ended December 31, 1996.



  DE MEO, YOUNG, MCGRATH & COMPANY, P.A.
------------------------------------------
/s/ De Meo, Young, McGrath & Company, P.A.



August 11, 1998